UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2005 (June 30, 2005)

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Tower Parkway

Lincolnshire, IL 60069

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On June 30, 2005, Fortune Brands, Inc. (“Fortune Brands”) issued a press release announcing, among other things, the early termination by the U.S. Federal Trade Commission of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act for the review of the proposed acquisition by Fortune Brands or its subsidiaries of certain spirits and wines brands and related assets currently owned by Allied Domecq PLC (“Allied”) to be acquired by Fortune Brands or its subsidiaries from subsidiaries of Pernod Ricard SA (“Pernod Ricard”) after Pernod Ricard completes its proposed acquisition of all the outstanding shares of Allied (the “Allied Acquisition”).

On July 4, 2005, Fortune Brands issued a press release announcing, among other things, the approval by Allied shareholders of the Allied Acquisition and the anticipated closing of the Allied Acquisition on July 26, 2005.

On July 7, 2005, Fortune Brands issued a press release announcing, among other things, the expiration of the waiting period for the U.S. Federal Trade Commission to review the proposed acquisition by Fortune Brands or its subsidiaries of the Canadian Club Whiskey brand currently owned by Allied to be acquired by Fortune Brands or its subsidiaries from subsidiaries of Pernod Ricard after Pernod Ricard completes the Allied Acquisition.

Copies of the June 30, July 4 and July 7, 2005 press releases are included herein as Exhibit 99.1, 99.2 and 99.3, respectively and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of Fortune Brands dated June 30, 2005

99.2	Press Release of Fortune Brands dated July 4, 2005

99.3	Press Release of Fortune Brands dated July 7, 2005

(Page 2 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General
Counsel and Secretary

Date: July 7, 2005

(Page 3 of 4 Pages)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Fortune Brands dated June 30, 2005

99.2	Press Release of Fortune Brands dated July 4, 2005

99.3	Press Release of Fortune Brands dated July 7, 2005

(Page 4 of 4 Pages)